Exhibit 99.1

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

FOR IMMEDIATE RELEASE	Contact:
Mary Ellen Fowler
Vice President and Treasurer
443-285-5450
maryellen.fowler@copt.com

CORPORATE OFFICE PROPERTIES TRUST

REPORTS STRONG SECOND QUARTER 2007 RESULTS

COLUMBIA, MD July 31, 2007 - Corporate Office Properties Trust (COPT) (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2007.

Highlights

•                  Earnings per diluted share (“EPS”) of $.08 for the second quarter 2007 compared to $.13 per diluted share for the second quarter 2006, representing a 38.5% decrease per share. Included in second quarter 2007 is a $9.3 million increase in depreciation and amortization associated with real estate operations, as compared to the second quarter 2006, contributing to the significant decline in EPS. The acquisition of the Nottingham portfolio generated depreciation and amortization of $6.2 million, representing the majority of the $9.3 million increase in depreciation and amortization. During the second quarter 2007, a $1.0 million gain from the sale of a non-real estate investment, TractManager, Inc., was recognized.

•                  16.3% increase in Funds from Operations (“FFO”) per diluted share to $.57 or $31.8 million for second quarter 2007 compared to $.49 or $25.2 million for second quarter 2006.

•                  14.1% increase in Adjusted Funds from Operations (“AFFO”) diluted to $21.6 million for second quarter 2007 as compared to $18.9 million for second quarter 2006.

•                  54.0% Diluted FFO payout ratio, 79.5% Diluted AFFO payout ratio for the quarter.

•                  $14.0 million acquisition of the remaining 50.0% undivided interest in a 132 acre land parcel that can support 1.75 million square feet of office development in Colorado Springs, Colorado.

•                  92.7% occupied and 93.3% leased for our wholly owned portfolio as of June 30, 2007.

•                  3.1 million square feet under construction, development and redevelopment for a total projected cost of $569.7 million.

•                  69.3% of leases expiring during the quarter were renewed, with a 5.7% increase in total straight line rent for renewed space.

“We are pleased with our strong FFO growth for the quarter,” stated Randall M. Griffin, President and Chief Executive Officer. “We placed 247,000 square feet of 100% leased development into service this quarter, almost half of the anticipated square feet to be placed into service by year end. We continue to see positive leasing activity and we are adding projects to our construction and development pipelines,” he added.

Financial Results

EPS for the quarter ended June 30, 2007 totaled $.08 per diluted share, or $3.9 million of net income available to common shareholders, as compared to $.13 per diluted share, or $5.5 million for the quarter ended June 30, 2006.  Included in the second quarter 2007 is a $9.3 million increase in depreciation and amortization associated with real estate operations, as compared to the second quarter 2006, contributing to the significant decline in EPS. The acquisition of the Nottingham portfolio generated depreciation and amortization of $6.2 million, the primary driver of the $9.3 million increase. During the second quarter 2007, the Company recognized a $1.0 million gain from the sale of a non-real estate investment, TractManager, Inc., as described below.

Diluted FFO per share for the quarter ended June 30, 2007 increased 16.3% to $31.8 million, or $.57 per diluted share, as compared to $25.2 million, or $.49 per diluted share, for the quarter ended June 30, 2006. Included in FFO is a $1.0 million gain from the sale of TractManager, Inc. The Company’s Diluted FFO payout ratio was 54.0% for second quarter 2007 compared to 56.4% for the comparable 2006 period.

Diluted AFFO for the quarter ended June 30, 2007 increased 14.1% to $21.6 million, as compared to $18.9 million for the quarter ended June 30, 2006. The Company’s AFFO Payout ratio was 79.5% for second quarter 2007 compared to 75.0% for the comparable 2006 period.

As of June 30, 2007, the Company had a total market capitalization of $4.3 billion, with $1.8 billion in debt outstanding, equating to a 41.2% debt-to-total market capitalization ratio. The Company’s total quarterly weighted average interest rate was 5.9% and 83.4% of total debt is subject to fixed interest rates. For the second quarter 2007, EBITDA Interest coverage ratio was 2.77x and EBITDA Fixed Charge coverage was 2.31x.

Operating Results

At June 30, 2007, the Company’s wholly owned portfolio of 229 office properties totaling 17.7 million square feet was 92.7% occupied and 93.3% leased. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements of operating costs) was $21.09 per square foot.

During the quarter, 476,000 square feet was renewed, equating to a 69.3% renewal rate, at an average committed capital cost of $4.91 per square foot. Total rent on renewed space increased 5.7% on a straight line basis and decreased 1.1% on a cash basis. For renewed and retenanted space of 612,000 square feet, total straight-line rent increased 6.1%, and total cash rent increased 0.5%. The average capital cost for renewed and retenanted space was $7.55 per square foot.

Same property cash NOI increased by 2.9%, or $1.3 million for the quarter compared to the quarter ended June 30, 2006. Same office property cash NOI was positively impacted by an increase in occupancy, primarily in our Northern Virginia region. The Company’s same office portfolio consists of 157 properties and represents 74.4% of our wholly owned portfolio as of June 30, 2007.

The Company recognized lease termination fees of $708,000 for the quarter, net of write-offs of related straight line rents and the write-off of previously unamortized deferred market revenue, as compared to $665,000 in the second quarter 2006.

Development Activity

At quarter end June 30, the Company’s development pipeline consisted of:

•                  Ten buildings under construction totaling 1.0 million square feet for a total projected cost of $211.7 million, that are 48.5% leased.

•                  Twelve buildings under development totaling 1.3 million square feet for a total projected cost of $265.8 million.

•                  Three projects under redevelopment totaling 741,000 square feet for a total projected cost of $92.2 million.

The Company’s land inventory (wholly owned and joint venture) at quarter end totaled 1,576 acres that can support 13.9 million square feet of development.

During the quarter, the Company placed two buildings totaling 247,000 square feet into service. The largest building is a 193,000 square foot development property fully leased through June 2022 to the Northrop Grumman Corporation. The building will house the Virginia Information Technologies Agency (VITA) and Northrop Grumman operations.

Acquisition Activity

During the quarter, the Company acquired the remaining 50.0% undivided interest in 132 acres of land that can support 1.75 million square feet of office development in Colorado Springs, Colorado for $14.0 million. In connection with this transaction, 262,165 common units were issued by the Company’s operating partnership and were valued at $12.5 million, or $47.68 per unit.

Disposition Activity

During the quarter, the Company disposed of most of its investment in TractManager, Inc., as part of their merger with Tudor Ventures and GE Healthcare Financial Services. The Company received $2.5 million and recognized a $1.0 million gain in connection with the disposition. TractManager, Inc. is an entity that developed an Internet-based contract imaging and management system for sale to real estate owners and healthcare providers. The Company will continue to use the cost method of accounting for its $128,000 remaining investment.

Financing and Capital Transactions

During the quarter, the Company closed a $150.0 million, 5.65% fixed interest rate loan which matures on June 1, 2017 and requires interest only payments. $120.5 million of the loan proceeds were used to retire existing indebtedness scheduled to mature June 2007. The remaining proceeds and cash reserves were used to repay $30.0 million of borrowings outstanding under the Company’s unsecured revolving credit facility.

Earnings Guidance

The Company has revised its 2007 EPS guidance from $.37 – $.44 to $.34 – $.39 per diluted share. The Company has also updated its 2007 FFO guidance to a range of $2.20 – $2.25 per diluted share from $2.18 – $2.25 per diluted share.

Conference Call

The Company will hold an investor/analyst conference call:

Conference Call and Webcast Date:  Wednesday, August 1, 2007

Time:  11:00 a.m. Eastern Time

Dial In Number: 866-713-8566

Passcode:  97519594

A replay of this call will be available beginning Wednesday, August 1, 2007 at 2:00 p.m. Eastern Time through Wednesday, August 15, 2007 at midnight Eastern Time. To access the replay, please call 888-286-8010 and use passcode 18361175.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

Please refer to our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of GAAP and non-GAAP measurements are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) is a fully integrated, self-managed real estate investment trust (REIT) that focuses on the ownership, management, leasing, acquisition and development of suburban office properties located primarily in submarkets within the Greater Washington, DC region. As of June 30, 2007, the Company owned 247 office properties totaling 18.5 million rentable square feet, which includes 18 properties totaling 806,000 square feet held through joint ventures. The Company has implemented a core customer expansion strategy that is built around meeting, through acquisitions and development, the multi-location requirements of the Company’s existing strategic tenants. The Company’s property management services team provides comprehensive property and asset management to company owned properties and select third party clients.  The Company’s development and construction services team provides a wide range of development and construction management services for company owned properties, as well as land planning, design/build services, consulting, and merchant development to select third party clients.  The Company’s shares are traded on the New York Stock Exchange under the symbol OFC.  More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may”, “will”, “should”, “expect”, “estimate” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  the Company’s ability to borrow on  favorable terms;

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  our ability to satisfy and operate effectively under federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements.  For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,
	2007	2006
Revenues
Real estate revenues	$90,952	$70,769
Service operations revenues	11,693	14,140
Total revenues	102,645	84,909
Expenses
Property operating expenses	29,038	21,640
Depreciation and other amortization associated with real estate operations	27,429	18,095
Service operations expenses	11,262	13,461
General and administrative expenses	5,085	3,705
Total operating expenses	72,814	56,901
Operating income	29,831	28,008
Interest expense	(20,541)	(17,132)
Amortization of deferred financing costs	(921)	(606)
Gain on sale of non-real estate investment	1,033	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	9,402	10,270
Equity in loss of unconsolidated entities	(57)	(32)
Income tax expense	(178)	(206)
Income from continuing operations before minority interests	9,167	10,032
Minority interests in income from continuing operations	(959)	(1,235)
Income from continuing operations	8,208	8,797
(Loss) income from discontinued operations, net of minority interests	(492)	294
Income before gain on sales of real estate	7,716	9,091
Gain on sales of real estate, net	161	25
Net income	7,877	9,116
Preferred share dividends	(4,025)	(3,653)
Net income available to common shareholders	$3,852	$5,463

Earnings per share “EPS” computation
Numerator	$3,852	$5,463

Denominator:
Weighted average common shares - basic	46,686	41,510
Dilutive effect of share-based compensation awards	1,105	1,721
Weighted average common shares - diluted	47,791	43,231
EPS
Basic	$0.08	$0.13
Diluted	$0.08	$0.13

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Three Months Ended June 30,
	2007	2006

Net income	$7,877	$9,116
Add: Real estate-related depreciation and amortization	27,087	18,490
Add: Depreciation and amortization on unconsolidated real estate entities	169	109
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(47)	(44)
Loss on sales of real estate, excluding development portion	11	6
Funds from operations (“FFO”)	35,097	27,677
Add: Minority interests-common units in the Operating Partnership	765	1,157
Less: Preferred share dividends	(4,025)	(3,653)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	31,837	25,181
Less: Straight-line rent adjustments	(3,224)	(2,315)
Less: Recurring capital expenditures	(6,526)	(3,425)
Less: Amortization of deferred market rental revenue	(473)	(495)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$21,614	$18,946

Weighted average shares
Weighted average common shares	46,686	41,510
Conversion of weighted average common units	8,313	8,465
Weighted average common shares/units - basic FFO per share	54,999	49,975
Dilutive effect of share-based compensation awards	1,105	1,721
Weighted average common shares/units - diluted FFO per share	56,104	51,696

Diluted FFO per common share	$0.57	$0.49
Dividends/distributions per common share/unit	$0.31	$0.28
Earnings payout ratio	379.4%	217.0%
Diluted FFO payout ratio	54.0%	56.4%
Diluted AFFO payout ratio	79.5%	75.0%
EBITDA interest coverage ratio	2.77x	2.70x
EBITDA fixed charge coverage ratio	2.31x	2.22x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,791	43,231
Weighted average common units	8,313	8,465
Denominator for diluted FFO per share	56,104	51,696

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2007	2006
Revenues
Real estate revenues	$180,627	$139,991
Service operations revenues	21,770	30,449
Total revenues	202,397	170,440
Expenses
Property operating expenses	60,786	42,701
Depreciation and other amortization associated with real estate operations	53,998	36,767
Service operations expenses	21,150	29,165
General and administrative expenses	9,699	7,668
Total operating expenses	145,633	116,301
Operating income	56,764	54,139
Interest expense	(40,417)	(34,161)
Amortization of deferred financing costs	(1,805)	(1,162)
Gain on sale of non-real estate investment	1,033	—
Income from continuing operations before equity in loss of unconsolidated entities, income taxes and minority interests	15,575	18,816
Equity in loss of unconsolidated entities	(151)	(55)
Income tax expense	(283)	(421)
Income from continuing operations before minority interests	15,141	18,340
Minority interests in income from continuing operations	(1,385)	(2,193)
Income from continuing operations	13,756	16,147
(Loss) income from discontinued operations, net of minority interests	(493)	2,771
Income before gain on sales of real estate	13,263	18,918
Gain on sales of real estate, net	161	135
Net income	13,424	19,053
Preferred share dividends	(8,018)	(7,307)
Net income available to common shareholders	$5,406	$11,746

Earnings per share “EPS” computation
Numerator	$5,406	$11,746

Denominator:
Weighted average common shares - basic	46,185	40,594
Dilutive effect of share-based compensation awards	1,305	1,801
Weighted average common shares - diluted	47,490	42,395

EPS
Basic	$0.12	$0.29
Diluted	$0.11	$0.28

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data and ratios)

	Six Months Ended June 30,
	2007	2006

Net income	$13,424	$19,053
Add: Real estate-related depreciation and amortization	53,387	37,558
Add: Depreciation and amortization on unconsolidated real estate entities	337	194
Less: Depreciation and amortization allocable to minority interests in other consolidated entities	(89)	(77)
Loss (gain) on sales of real estate, excluding development portion	11	(2,453)
Funds from operations (“FFO”)	67,070	54,275
Add: Minority interests-common units in the Operating Partnership	1,073	2,563
Less: Preferred share dividends	(8,018)	(7,307)
Funds from Operations - basic and diluted (“Basic and Diluted FFO”)	60,125	49,531
Less: Straight-line rent adjustments	(5,795)	(4,437)
Less: Recurring capital expenditures	(9,667)	(6,233)
Less: Amortization of deferred market rental revenue	(984)	(1,050)
Adjusted Funds from Operations - diluted (“Diluted AFFO”)	$43,679	$37,811

Weighted average shares
Weighted average common shares	46,185	40,594
Conversion of weighted average common units	8,361	8,493
Weighted average common shares/units - basic FFO per share	54,546	49,087
Dilutive effect of share-based compensation awards	1,305	1,801
Weighted average common shares/units - diluted FFO per share	55,851	50,888

Diluted FFO per common share	$1.08	$0.97
Dividends/distributions per common share/unit	$0.62	$0.56
Earnings payout ratio	539.1%	196.7%
Diluted FFO payout ratio	57.0%	56.2%
Diluted AFFO payout ratio	78.5%	73.6%

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	47,490	42,395
Weighted average common units	8,361	8,493
Denominator for diluted FFO per share	55,851	50,888

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	June 30, 2007	December 31, 2006
Balance Sheet Data (in thousands) (as of period end):
Investment in real estate, net of accumulated depreciation	$2,524,573	$2,111,310
Total assets	2,854,729	2,419,601
Debt	1,752,478	1,498,537
Total liabilities	1,886,209	1,629,111
Minority interests	130,751	116,187
Beneficiaries’ equity	837,769	674,303

Debt to Total Assets	61.4%	61.9%
Debt to Undepreciated Book Value of Real Estate Assets	60.4%	62.0%
Debt to Total Market Capitalization	41.2%	34.9%

Property Data (wholly owned properties) (as of period end):
Number of operating properties owned	229	170
Total net rentable square feet owned (in thousands)	17,710	15,050
Occupancy	92.7%	92.8%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$2,854,729	$2,419,601
Assets other than assets included in investment in real estate	(330,156)	(308,291)
Accumulated depreciation on real estate assets	255,248	219,574
Intangible assets on real estate acquisitions, net	123,861	87,325
Denominator for debt to undepreciated book value of real estate assets	$2,903,682	$2,418,209

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$7,673	$3,317	$14,190	$6,190
Total capital improvements on operating properties	2,387	2,536	3,968	5,659
Total leasing costs on operating properties	2,014	1,421	4,993	2,367
Less: Nonrecurring tenant improvements and incentives on operating properties	(3,636)	(1,752)	(9,494)	(3,033)
Less: Nonrecurring capital improvements on operating properties	(1,446)	(1,068)	(1,854)	(3,587)
Less: Nonrecurring leasing costs incurred on operating properties	(494)	(1,076)	(2,192)	(1,434)
Add: Recurring improvements on operating properties held through joint ventures	28	47	56	71
Recurring capital expenditures	$6,526	$3,425	$9,667	$6,233

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Reconciliation of dividends for Earnings Payout Ratio to dividends and distributions for FFO & AFFO Payout Ratio
Common share dividends for earnings payout ratio	$14,613	$11,853	$29,142	$23,110
Common unit distributions	2,574	2,357	5,128	4,731
Dividends and distributions for FFO & AFFO payout ratio	$17,187	$14,210	$34,270	$27,841

Reconciliation of GAAP net income to earnings before interest, income taxes, depreciation and amortization (“EBITDA”)
Net income	$7,877	$9,116
Interest expense on continuing operations	20,541	17,132
Interest expense on discontinued operations	533	504
Income tax expense	181	206
Real estate-related depreciation and amortization	27,087	18,490
Amortization of deferred financing costs-continuing operations	921	606
Amortization of deferred financing costs-discontinued operations	—	3
Other depreciation and amortization	342	260
Minority interests	899	1,297
EBITDA	$58,381	$47,614

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-EBITDA and fixed charge coverage-EBITDA
Interest expense from continuing operations	$20,541	$17,132
Interest expense from discontinued operations	533	504
Denominator for interest coverage-EBITDA	21,074	17,636
Preferred share dividends	4,025	3,653
Preferred unit distributions	165	165
Denominator for fixed charge coverage-EBITDA	$25,264	$21,454

Reconciliation of same property net operating income to same property cash net operating income
Same property net operating income	$48,419	$47,686
Less: Straight-line rent adjustments	(1,532)	(2,065)
Less: Amortization of deferred market rental revenue	(245)	(300)
Same property cash net operating income	$46,642	$45,321

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Amounts in thousands, except per share data)

	Year Ending December 31, 2007
	Low	High
Reconciliation of projected EPS-diluted to projected diluted FFO per share
Reconciliation of numerators
Numerator for projected EPS-diluted	$16,350	$18,750
Real estate-related depreciation and amortization	103,544	103,544
Minority interests-common units	3,017	3,460
Numerator for projected diluted FFO per share	$122,911	$125,754

Reconciliation of denominators
Denominator for projected EPS-diluted	47,616	47,616
Weighted average common units	8,340	8,340
Denominator for projected diluted FFO per share	55,956	55,956

Projected EPS - diluted	$0.34	$0.39
Projected diluted FFO per share	$2.20	$2.25

Top Twenty Office Tenants of Wholly Owned Properties as of June 30, 2007 (1)
(Dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2) (3)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (4)
United States of America	(5)	50	2,314,064	14.1%	$51,895	15.0%	6.1
Northrop Grumman Corporation	(6)	21	954,163	5.8%	23,320	6.7%	6.6
Booz Allen Hamilton, Inc.		9	723,409	4.4%	19,641	5.7%	7.0
Computer Sciences Corporation	(6)	4	454,645	2.8%	11,347	3.3%	3.9
L-3 Communications Holdings, Inc.	(6)	4	221,635	1.4%	8,844	2.6%	6.5
Unisys Corporation	(7)	4	760,145	4.6%	8,665	2.5%	2.2
General Dynamics Corporation		8	270,456	1.6%	7,005	2.0%	2.7
Wachovia Corporation	(6)	5	189,478	1.2%	6,745	1.9%	10.9
The Aerospace Corporation		2	221,785	1.4%	6,504	1.9%	7.4
AT&T Corporation	(6)	9	337,052	2.1%	6,013	1.7%	5.3
Comcast Corporation		9	280,586	1.7%	5,242	1.5%	4.5
The Boeing Company	(6)	4	143,480	0.9%	4,079	1.2%	2.5
Ciena Corporation		3	221,609	1.4%	3,675	1.1%	4.7
Science Applications International Corp.		12	170,839	1.0%	3,244	0.9%	0.4
Lockheed Martin Corporation		6	163,685	1.0%	3,048	0.9%	2.0
Magellan Health Services, Inc.		3	142,199	0.9%	3,021	0.9%	3.4
BAE Systems PLC	(6)	7	212,339	1.3%	2,841	0.8%	3.5
Merck & Co., Inc. (Unisys)	(7)	2	227,273	1.4%	2,621	0.8%	2.0
The Johns Hopkins University		4	115,854	0.7%	2,478	0.7%	8.5
Wyle Laboratories, Inc.		4	174,792	1.1%	2,435	0.7%	5.2

Subtotal Top 20 Office Tenants		170	8,299,488	50.6%	182,661	52.8%	5.6
All remaining tenants		772	8,113,632	49.4%	163,509	47.2%	4.2
Total/Weighted Average		942	16,413,120	100.0%	$346,170	100.0%	4.9

(1)             Table excludes owner occupied leasing activity which represents 147,004 square feet with a weighted average remaining lease term of  7.5 years as of June 30, 2007.

(2)             Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2007, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)             Order of tenants is based on Annualized Rent.

(4)             The weighting of the lease term was computed using Total Rental Revenue.

(5)             Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(6)             Includes affiliated organizations or agencies.

(7)             Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys’ 960,349 leased rentable square feet in our Greater Philadelphia region.